UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 16, 2006

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Following a meeting among representatives of the Food and Drug Administration, Orphan Therapeutics, LLC (“Orphan”) and PDL BioPharma, Inc. (“we”) regarding the outcome of the Phase 3 trial of terlipressin for the treatment of type 1 hepatorenal syndrome, we and Orphan mutually agreed that it would be in the best interests of both parties to terminate the agreement under which we held exclusive marketing, sales and distribution rights to terlipressin (the “Collaboration Agreement”). The termination of the Collaboration Agreement was effective December 16, 2006. The rights we previously held under the Collaboration Agreement reverted back to Orphan upon termination of the Collaboration Agreement. In connection with the termination of the Collaboration Agreement, we and Orphan each released the other from all claims as of December 16, 2006, arising out of or related to the Collaboration Agreement. Neither we nor Orphan paid any monetary consideration to the other in connection with the termination of the Collaboration Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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